Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	February 27, 2014
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS 2013 FOURTH QUARTER AND FULL YEAR EARNINGS AND 2014 EARNINGS GUIDANCE

Consolidated Results of Operations, As Reported – Three and twelve-month periods ended December 31, 2013 and 2012:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $124.5 million, or $1.24 per diluted share, during the fourth quarter of 2013 as compared to $135.5 million, or $1.39 per diluted share, during the comparable quarter of 2012. Net revenues increased 2.0% to $1.80 billion during the fourth quarter of 2013 as compared to $1.76 billion during the fourth quarter of 2012.

Reported net income attributable to UHS was $510.7 million, or $5.14 per diluted share, during the year ended December 31, 2013 as compared to $443.4 million, or $4.53 per diluted share, during the 2012 full year period. Net revenues increased 4.6% to $7.28 billion during the twelve-month period of 2013 as compared to $6.96 billion during the comparable 2012 twelve-month period.

Consolidated Results of Operations, As Adjusted – Three-month periods ended December 31, 2013 and 2012:

For the three-month period ended December 31, 2013, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), was $103.6 million, or $1.03 per diluted share, as compared to $98.0 million, or $1.00 per diluted share, during the fourth quarter of 2012.

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2013 was an aggregate net favorable after-tax impact of approximately $20.9 million, or $.21 per diluted share, consisting of: (i) a favorable after-tax impact of $9.2 million, or $.09 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2013, based upon a reserve analysis, and; (ii) a net favorable after-tax impact of approximately $11.8 million, or $.12 per diluted share, related to the incentive income ($33.1 million) and expenses ($14.2 million excluding income taxes) recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals (as discussed below in Accounting for HITECH Act incentive income and EHR expenses).

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2012, was an aggregate net favorable after-tax impact of $37.4 million, or $.39 per diluted share, consisting of: (i) a favorable after-tax impact of approximately $15.5 million, or $.16 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2012, based upon a reserve analysis; (ii) a favorable after-tax impact of approximately $16.4 million, or $.17 per diluted share, resulting from the gain realized on the sale of Auburn Regional Medical Center which was divested in October, 2012, and; (iii) a net favorable after-tax impact of approximately $5.5 million, or $.06 per diluted share, related to the incentive income ($17.5 million) and expenses ($8.7 million excluding income taxes) recorded in connection with the implementation of EHR applications at our acute care hospitals.

Consolidated Results of Operations, As Adjusted – Twelve-month periods ended December 31, 2013 and 2012:

For the twelve-month period ended December 31, 2013, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, was $452.1 million, or $4.55 per diluted share, as compared to $406.4 million, or $4.15 per diluted share, during the twelve-month period of 2012.

As reflected on the Supplemental Schedule, included in our reported results during the full year of 2013 was an aggregate net favorable after-tax impact of approximately $58.6 million, or $.59 per diluted share, consisting of: (i) a favorable after-tax impact of $47.0 million, or $.47 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2013, based upon reserve analyses, and; (ii) a net favorable after-tax impact of approximately $11.6 million, or $.12 per diluted share, related to the incentive income ($61.0 million) and expenses ($42.4 million excluding income taxes) recorded in connection with the implementation of EHR applications at our acute care hospitals.

Included in our reported results during the year ended December 31, 2012 was a net favorable after-tax impact of approximately $1.9 million, or $.02 per diluted share, recorded in connection with the implementation of EHR applications, as well as a net aggregate favorable after-tax impact of $35.2 million, or $.36 per diluted share, consisting of the following: (i) a favorable after-tax impact of approximately $15.5 million resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2012, based upon a reserve analysis; (ii) a favorable after-tax impact of approximately $16.4 million resulting from the gain realized on the sale of Auburn Regional Medical Center which was divested in October, 2012; (iii) an after-tax charge of $18.1 million resulting from the write-off of deferred financing costs related to the portion of our Term Loan B credit facility that was extinguished during the third quarter of 2012; (iv) a favorable after-tax impact of $18.8 million resulting from an industry-wide settlement with the United States Department of Health and Human Services, the Secretary of Health and Human Services, and the Centers for Medicare and Medicaid Services, related to underpayments of Medicare inpatient prospective payments during a number of years prior to 2012; (v) a favorable after-tax impact of $4.3 million representing the 2011 portion of the net Medicaid supplemental reimbursements recorded pursuant to the Oklahoma Supplemental Hospital Offset Payment Program; (vi) an aggregate unfavorable after-tax impact of $5.1 million resulting from the revised Supplemental Security Income ratios utilized for calculating Medicare disproportionate share hospital reimbursements for federal fiscal years 2006 through 2009 ($2.4 million unfavorable after-tax impact), and the write-off of receivables related to revenues recorded during 2011 at two of our acute care hospitals located in Florida resulting from reductions in certain county reimbursements due to reductions in federal matching Inter-Governmental Transfer funds ($2.7 million unfavorable after-tax impact), and; (vii) a net favorable after-tax impact of $3.4 million consisting primarily of the 2011 portion of net Medicaid supplemental revenues recorded during the second quarter of 2012.

Acute Care Services – Three and twelve-month periods ended December 31, 2013 and 2012:

During the fourth quarter of 2013, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) were unchanged and adjusted patient days increased 3.6%, as compared to the fourth quarter of 2012. Net revenues at these facilities increased 1.1% during the fourth quarter of 2013 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission increased 2.1% while net revenue per adjusted patient day decreased 1.5% during the fourth quarter of 2013 as compared to the comparable quarter of the prior year. On a same facility basis, the operating margin at our acute care hospitals was 14.1% during the fourth quarter of 2013 as compared to 14.4% during the fourth quarter of 2012. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the impact of the items mentioned above and excluding the EHR impact, as indicated on the Supplemental Schedule).

During the year ended December 31, 2013, at our acute care hospitals on a same facility basis, adjusted admissions increased 1.0% and adjusted patient days increased 2.2%, as compared to the year ended December 31, 2012. Net revenues at these facilities increased 3.8% during the full year of 2013 as compared to 2012. At these facilities, net revenue per adjusted admission increased 2.7% while net revenue per adjusted patient day increased 1.5% during the full year of 2013, as compared to 2012. The operating margin at our acute care hospitals owned during both years decreased to 14.8% during 2013, as compared to 15.8% during 2012.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to approximately $234 million and $206 million during the three-month periods ended December 31, 2013 and 2012, respectively, and approximately $999 million and $1.05 billion during the years ended December 31, 2013 and 2012, respectively. In addition, the provision for doubtful accounts at our acute care hospitals increased to approximately $291 million during the fourth quarter of 2013 as compared to approximately $179 million during the fourth quarter of 2012 and increased to approximately $1.02 billion during the full year of 2013 as compared to approximately $635 million during the year ended December 31, 2012.

Behavioral Health Care Services – Three and twelve-month periods ended December 31, 2013 and 2012:

During the fourth quarter of 2013, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 2.4% while adjusted patient days increased 0.8%, as compared to the fourth quarter of 2012. Net revenues at these facilities increased 4.0% during the fourth quarter of 2013, as compared to the comparable quarter in 2012. At these facilities, net revenue per adjusted admission increased 1.5% while net revenue per adjusted patient day increased 3.2% during the fourth quarter of 2013 over the comparable quarter in 2012. The operating margin at our behavioral health care facilities owned during both periods was 27.9% during the fourth quarter of 2013, as compared to 27.8% during the fourth quarter of 2012.

During the year ended December 31, 2013, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 3.5% while adjusted patient days increased 1.0%, as compared to the full year of 2012. Net revenues at these facilities increased 3.2% during the twelve-months of 2013, as compared to the comparable twelve-month period of 2012. At these facilities, net revenue per adjusted admission decreased 0.3% while net revenue per adjusted patient day increased 2.2% during the full year of 2013 over 2012. The operating margin at our behavioral health care facilities owned during both years increased to 28.1% during 2013 as compared to 27.8% during 2012.

Accounting for HITECH Act incentive income and EHR expenses:

The health information technology provisions of the American Recovery and Reinvestment Act (referred to as the “HITECH Act”) established criteria related to the “meaningful use” of electronic health records (“EHR”) for acute care hospitals and established requirements for the Medicare and Medicaid EHR payment incentive programs.

During 2011, we began implementing EHR applications at certain of our acute care hospitals and continued to do so, on a hospital-by-hospital basis, until completion which occurred at the end of June, 2013. Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, once they have demonstrated meaningful use of certified EHR technology for the applicable stage or have completed attestations to their adoption or implementation of certified EHR technology. With the exception of the newly constructed and recently opened Temecula Valley Hospital (as discussed below), we believe that all of our acute care hospitals have met the stage 1, year one meaningful use criteria.

As reflected on the Supplemental Schedule, in connection with the implementation of EHR applications, our consolidated results of operations include the net favorable after-tax impact of $11.8 million ($18.9 million pre-tax), or $.12 per diluted share, during the fourth quarter of 2013 and $5.5 million ($8.9 million pre-tax), or $.06 per diluted share, during the fourth quarter of 2012.

In connection with the implementation of EHR applications, our consolidated results of operations include the net favorable after-tax impact of $11.6 million ($18.7 million pre-tax), or $.12 per diluted share, during the year ended December 31, 2013 and $1.9 million ($3.0 million pre-tax), or $.02 per diluted share, during the prior year.

During 2014, based upon our anticipated “meaningful use” qualifications, we expect to record approximately $27 million of EHR incentive income and approximately $37 million of EHR-related depreciation and amortization expense resulting in a net unfavorable after-tax (and after income attributable to noncontrolling interest) impact of approximately $5 million, or $.05 per diluted share.

2014 Full Year Guidance:

Our estimated range of net income attributable to UHS for the year ended December 31, 2014, is $4.80 to $5.10 per diluted share. This guidance range represents an increase of approximately 6% to 12% over the adjusted net income attributable to UHS of $4.55 per diluted share for the year ended December 31, 2013, as calculated on the attached supplemental schedule. This range includes an estimated increase of approximately 3% to 7% (or approximately $0.15 to $0.30 per diluted share) related to the Patient Protection and Affordable Care Act. The range excludes the above-mentioned unfavorable EHR impact of $.05 per diluted share.

During 2014, our net revenues are estimated to be approximately $7.89 billion to $7.94 billion representing an increase of approximately 8% to 9% over our 2013 net revenues.

This guidance range excludes the impact of items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Opening of the newly constructed Temecula Valley Hospital:

In October, 2013, we opened the newly constructed Temecula Valley Hospital, an acute care facility located in Temecula, California. With 140 private patient rooms, Temecula Valley Hospital offers emergency care, advanced cardiac and stroke care, orthopedics and general medical care, along with surgical specialties. The new hospital is our fourth located in Riverside County, which is one of the fastest-growing counties in the United States.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on February 28, 2014. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will follow shortly after conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2013, may cause the results to differ materially from those anticipated in the forward-looking statements. The operating pressures that we continue to experience in many of our acute care markets has increased the volatility of our financial results making estimation of future results more challenging. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

As mentioned above, our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, once they have demonstrated meaningful use of certified EHR technology for the applicable stage or have completed attestations to their adoption or implementation of certified EHR technology. However, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. Although we believe that our acute care hospitals will be in compliance with the EHR standards by 2015, there can be no assurance that all of our facilities will be in compliance and therefore not subject to the penalty provision of the HITECH Act.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2013. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012

Net revenues before provision for doubtful accounts	$2,116,288	$1,969,395	$8,411,038	$7,688,071
Less: Provision for doubtful accounts	315,442	204,468	1,127,216	726,671

Net revenues	1,800,846	1,764,927	7,283,822	6,961,400

Operating charges:
Salaries, wages and benefits	901,778	875,865	3,604,620	3,440,917
Other operating expenses	368,626	322,790	1,468,744	1,381,838
Supplies expense	207,108	204,697	821,089	799,621
Depreciation and amortization	88,707	80,619	337,172	302,426
Lease and rental expense	25,107	23,979	97,758	94,885
Electronic health records incentive income	(33,081)	(17,532)	(61,024)	(30,038)
Costs related to extinguishment of debt	0	0	0	29,170

	1,558,245	1,490,418	6,268,359	6,018,819

Income from operations	242,601	274,509	1,015,463	942,581
Interest expense, net	35,643	41,113	146,131	178,918

Income before income taxes	206,958	233,396	869,332	763,663
Provision for income taxes	73,772	85,736	315,309	274,616

Net income	133,186	147,660	554,023	489,047
Less: Income attributable to noncontrolling interests	8,665	12,199	43,290	45,601

Net income attributable to UHS	$124,521	$135,461	$510,733	$443,446

Basic earnings per share attributable to UHS (a)	$1.27	$1.39	$5.21	$4.57

Diluted earnings per share attributable to UHS (a)	$1.24	$1.39	$5.14	$4.53

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$124,521	$135,461	$510,733	$443,446
Less: Net income attributable to unvested restricted share grants	(94)	(118)	(294)	(497)

Net income attributable to UHS - basic and diluted	$124,427	$135,343	$510,439	$442,949

Weighted average number of common shares - basic	98,237	97,181	98,033	96,821

Basic earnings per share attributable to UHS:	$1.27	$1.39	$5.21	$4.57

Weighted average number of common shares	98,237	97,181	98,033	96,821
Add: Other share equivalents	1,838	530	1,328	890

Weighted average number of common shares and equiv. - diluted	100,075	97,711	99,361	97,711

Diluted earnings per share attributable to UHS:	$1.24	$1.39	$5.14	$4.53

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended December 31, 2013 and 2012

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended December 31, 2013		Three months ended December 31, 2012

Net revenues before provision for doubtful accounts	$2,116,288		$1,969,395
Less: Provision for doubtful accounts	315,442		204,468

Net revenues	1,800,846	100.0%	1,764,927	100.0%

Operating charges:
Salaries, wages and benefits	901,778	50.1%	875,865	49.6%
Other operating expenses	368,626	20.5%	322,790	18.3%
Supplies expense	207,108	11.5%	204,697	11.6%
EHR incentive income	(33,081)	-1.8%	(17,532)	-1.0%

	1,444,431	80.2%	1,385,820	78.5%

Operating income/margin (“EBITDAR”)	356,415	19.8%	379,107	21.5%

Lease and rental expense	25,107		23,979
Income attributable to noncontrolling interests	8,665		12,199

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	322,643	17.9%	342,929	19.4%

Depreciation and amortization	88,707		80,619
Costs related to extinguishment of debt	0		0
Interest expense, net	35,643		41,113

Income before income taxes	198,293		221,197

Provision for income taxes	73,772		85,736

Net income attributable to UHS	$124,521		$135,461

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended December 31, 2013		Three months ended December 31, 2012
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$124,521	$1.24	$135,461	$1.39
Plus/minus adjustments:
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	(9,155)	(0.09)	(15,516)	(0.16)
Gain on sale of assets and business, net of income taxes	—	—	(16,417)	(0.17)

Subtotal after-tax adjustments to net income attributable to UHS	(9,155)	(0.09)	(31,933)	(0.33)

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$115,366	$1.15	$103,528	$1.06

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(33,081)		(17,532)
EHR-related salaries, wages and benefits, pre-tax	1,579		3,594
EHR-related other operating costs, pre-tax	2,238		(173)
EHR-related depreciation & amortization, pre-tax	9,877		5,191
EHR-related minority interest in earnings of consolidated entities, pre-tax	533		53
Income tax provision on EHR-related items	7,078		3,357

After-tax impact of EHR-related items	(11,776)	(0.12)	(5,510)	(0.06)

Adjusted net income attributable to UHS	$103,590	$1.03	$98,018	1.00

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the twelve months ended December 31, 2013 and 2012

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Twelve months ended December 31, 2013		Twelve months ended December 31, 2012

Net revenues before provision for doubtful accounts	$8,411,038		$7,688,071
Less: Provision for doubtful accounts	1,127,216		726,671

Net revenues	7,283,822	100.0%	6,961,400	100.0%

Operating charges:
Salaries, wages and benefits	3,604,620	49.5%	3,440,917	49.4%
Other operating expenses	1,468,744	20.2%	1,381,838	19.9%
Supplies expense	821,089	11.3%	799,621	11.5%
EHR incentive income	(61,024)	-0.8%	(30,038)	-0.4%

	5,833,429	80.1%	5,592,338	80.3%

Operating income/margin (“EBITDAR”)	1,450,393	19.9%	1,369,062	19.7%

Lease and rental expense	97,758		94,885
Income attributable to noncontrolling interests	43,290		45,601

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	1,309,345	18.0%	1,228,576	17.6%

Depreciation and amortization	337,172		302,426
Costs related to extinguishment of debt	0		29,170
Interest expense, net	146,131		178,918

Income before income taxes	826,042		718,062

Provision for income taxes	315,309		274,616

Net income attributable to UHS	$510,733		$443,446

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended December 31, 2013		Twelve months ended December 31, 2012
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$510,733	$5.14	$443,446	$4.53
Plus/minus adjustments:
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	(46,981)		(15,516)
Medicare Rural Floor settlement, net of income taxes	—		(18,753)
Oklahoma SHOPP Medicaid reimbursements related to prior years, net of income taxes	—		(4,329)
Impact of revised SSI ratios and write-off Florida county receivables, net of income taxes	—		5,149
Net Medicaid reimbursements related to prior years, net of income taxes	—		(3,417)
Costs related to extinguishment of debt, net of income taxes	—	—	18,126
Gain on sale of assets and business, net of income taxes			(16,417)

Subtotal after-tax adjustments to net income attributable to UHS	(46,981)	(0.47)	(35,157)	(0.36)

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$463,752	$4.67	$408,289	$4.17

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(61,024)		(30,038)
EHR-related salaries, wages and benefits, pre-tax	6,570		14,316
EHR-related other operating costs, pre-tax	3,363		141
EHR-related depreciation & amortization, pre-tax	33,286		13,293
EHR-related minority interest in earnings of consolidated entities, pre-tax	(846)		(722)
Income tax provision on EHR-related items	7,002		1,140

After-tax impact of EHR-related items	(11,649)	(0.12)	(1,870)	(0.02)

Adjusted net income attributable to UHS	$452,103	$4.55	$406,419	$4.15

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012

Net income	$133,186	$147,660	$554,023	$489,047
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	4,092	4,895	16,963	6,677
Amortization of terminated hedge	(84)	(84)	(336)	(336)
Minimum pension liability	14,657	4,986	14,657	4,986

Other comprehensive income before tax	18,665	9,797	31,284	11,327
Income tax expense related to items of other comprehensive income	7,182	3,721	11,940	4,306

Total other comprehensive income, net of tax	11,483	6,076	19,344	7,021

Comprehensive income	144,669	153,736	573,367	496,068
Less: Comprehensive income attributable to noncontrolling interests	8,665	12,199	43,290	45,601

Comprehensive income attributable to UHS	$136,004	$141,537	$530,077	$450,467

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$17,238	$23,471
Accounts receivable, net	1,116,961	1,067,197
Supplies	101,781	99,000
Deferred income taxes	119,903	104,461
Other current assets	76,446	87,936
Assets of facilities held for sale	0	25,431

Total current assets	1,432,329	1,407,496

Property and equipment	5,691,902	5,368,345
Less: accumulated depreciation	(2,249,733)	(1,986,110)

	3,442,169	3,382,235

Other assets:
Goodwill	3,049,016	3,036,765
Deferred charges	57,881	75,888
Other	330,328	298,459

	$8,311,723	$8,200,843

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$99,312	$2,589
Accounts payable and accrued liabilities	953,449	889,557
Federal and state taxes	7,127	1,062
Liabilities of facilities held for sale	0	850

Total current liabilities	1,059,888	894,058

Other noncurrent liabilities	284,589	395,355
Long-term debt	3,209,762	3,727,431
Deferred income taxes	239,148	183,747

Redeemable noncontrolling interest	218,107	234,303

UHS common stockholders’ equity	3,249,979	2,713,345
Noncontrolling interest	50,250	52,604

Total equity	3,300,229	2,765,949

	$8,311,723	$8,200,843

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve months
	ended December 31,
	2013	2012

Cash Flows from Operating Activities:
Net income	$554,023	$489,047
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	337,356	308,690
Stock-based compensation expense	27,783	22,518
Gains on sales of assets and business, net of losses	(3,114)	(27,085)
Costs related to extinguishment of debt	0	29,170
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(49,708)	(71,068)
Accrued interest	(1,197)	152
Accrued and deferred income taxes	34,861	(5,666)
Other working capital accounts	26,234	28,554
Other assets and deferred charges	8,984	30,976
Other	23,485	6,367
Accrued insurance expense, net of commercial premiums paid	(3,821)	62,660
Payments made in settlement of self-insurance claims	(70,645)	(75,084)

Net cash provided by operating activities	884,241	799,231

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(358,493)	(363,192)
Proceeds received from sale of assets and businesses	37,482	149,311
Acquisition of property and businesses	(12,636)	(527,847)
Costs incurred for purchase and implementation of electronic health records application	(49,811)	(54,362)
Return of deposit on terminated purchase agreement	0	6,500

Net cash used in investing activities	(383,458)	(789,590)

Cash Flows from Financing Activities:
Reduction of long-term debt	(440,224)	(849,647)
Additional borrowings	15,761	913,500
Financing costs	(231)	(8,283)
Repurchase of common shares	(27,201)	(19,154)
Dividends paid	(19,621)	(58,395)
Issuance of common stock	5,708	5,435
Excess income tax benefits related to stock-based compensation	20,121	16,040
Profit distributions to noncontrolling interests	(61,329)	(26,895)

Net cash used in financing activities	(507,016)	(27,399)

Decrease in cash and cash equivalents	(6,233)	(17,758)
Cash and cash equivalents, beginning of period	23,471	41,229

Cash and cash equivalents, end of period	$17,238	$23,471

Supplemental Disclosures of Cash Flow Information:
Interest paid	$131,259	$157,415

Income taxes paid, net of refunds	$259,896	$264,824

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:	% Change Quarter Ended 12/31/2013	% Change 12 months ended 12/31/2013

Acute Care Hospitals
Revenues	1.1%	3.8%
Adjusted Admissions	0.0%	1.0%
Adjusted Patient Days	3.6%	2.2%
Revenue Per Adjusted Admission	2.1%	2.7%
Revenue Per Adjusted Patient Day	-1.5%	1.5%

Behavioral Health Hospitals

Revenues	4.0%	3.2%
Adjusted Admissions	2.4%	3.5%
Adjusted Patient Days	0.8%	1.0%
Revenue Per Adjusted Admission	1.5%	-0.3%
Revenue Per Adjusted Patient Day	3.2%	2.2%

UHS Consolidated	Fourth Quarter Ended		Twelve months Ended
	12/31/2013	12/31/2012	12/31/2013	12/31/2012

Revenues	$1,800,846	$1,764,927	$7,283,822	$6,961,400
EBITDA (1)	322,643	342,929	1,309,345	1,228,576
EBITDA Margin (1)	17.9%	19.4%	18.0%	17.6%

Cash Flow From Operations	292,509	264,225	884,241	799,231
Days Sales Outstanding	57	56	56	56
Capital Expenditures	78,742	81,001	358,493	363,192

Debt			3,309,074	3,730,020
Shareholders Equity			3,249,979	2,713,345
Debt / Total Capitalization			50.5%	57.9%
Debt / EBITDA			2.53	3.04
Debt / Cash From Operations			3.74	4.67

Acute Care EBITDAR Margin (2)	14.1%	14.4%	14.8%	15.8%
Behavioral Health EBITDAR Margin (2)	27.9%	27.8%	28.1%	27.8%

(1)	Net of Minority Interest
(2)	Same facility basis, before corporate overhead allocation and minority interest and Minority Interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

DECEMBER 31, 2013 AND 2012

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/13	12/31/12	% change	12/31/13	12/31/12	% change
Hospitals owned and leased	25	24	4.2%	183	176	4.0%
Average licensed beds	5,757	5,620	2.4%	19,961	19,172	4.1%
Patient days	276,186	269,974	2.3%	1,310,563	1,283,176	2.1%
Average daily census	3,002.0	2,934.5	2.3%	14,245.3	13,947.6	2.1%
Occupancy-licensed beds	52.1%	52.2%	-0.1%	71.4%	72.7%	-1.9%
Admissions	60,569	61,213	-1.1%	97,783	91,253	7.2%
Length of stay	4.6	4.4	3.4%	13.4	14.1	-4.7%

Inpatient revenue	$3,344,361	$3,080,223	8.6%	$1,552,079	$1,521,842	2.0%
Outpatient revenue	1,756,242	1,527,935	14.9%	185,222	171,554	8.0%
Total patient revenue	5,100,603	4,608,158	10.7%	1,737,301	1,693,396	2.6%
Other revenue	32,678	30,406	7.5%	40,546	33,788	20.0%
Gross hospital revenue	5,133,281	4,638,564	10.7%	1,777,847	1,727,184	2.9%

Total deductions	3,969,063	3,596,470	10.4%	832,169	814,073	2.2%

Net hospital revenue before provision for doubtful accounts	$1,164,218	$1,042,094	11.7%	$945,678	$913,111	3.6%

Provision for doubtful accounts	$290,762	$179,205	62.3%	$24,660	$25,226	-2.2%

Net hospital revenue	873,456	862,889	1.2%	921,018	887,885	3.7%

SAME FACILITY:
	ACUTE (1)			BEHAVIORAL HEALTH (2)
	12/31/13	12/31/12	% change	12/31/13	12/31/12	% change

Hospitals owned and leased	24	24	0.0%	174	174	0.0%
Average licensed beds	5,617	5,620	-0.1%	19,064	18,964	0.5%
Patient days	274,684	269,974	1.7%	1,275,460	1,271,403	0.3%
Average daily census	2,985.7	2,934.5	1.7%	13,863.7	13,819.6	0.3%
Occupancy-licensed beds	53.2%	52.2%	1.8%	72.7%	72.9%	-0.2%
Admissions	60,123	61,213	-1.8%	95,511	93,681	2.0%
Length of stay	4.6	4.4	3.6%	13.4	13.6	-1.6%

(1)	Auburn and Temecula is excluded in both current and prior years. Hospital count previously reflected number of licenses we have revised to reflect number of hospitals.
(2)	San Juan Capestrano, Keys of Carolina, Garfield Park and Auston Oaks are excluded in both current and prior years. Community BH is excluded in both current and prior years from June 1st through December 31st. Bristol Youth Academy is excluded in both current and prior years from July 1st through December 31st. Jefferson Trail, Manatee Palms Group Homes and The Peaks are excluded in both current and prior years. Brooke Glen is included in both current and prior years from March 1st through December 31st. John Costigan Ctr. is excluded in both current and prior years from June 1st through current date. Gulf Coast Treatment and Okaloosa Youth Academy is excluded in both current and prior years from July 1st through December 31st.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE TWELVE MONTHS ENDED

DECEMBER 31, 2013 AND 2012

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/13	12/31/12	% change	12/31/13	12/31/12	% change

Hospitals owned and leased	25	24	4.2%	183	176
Average licensed beds	5,652	5,563	1.6%	19,975	19,159	4.3%
Patient days	1,112,541	1,095,804	1.5%	5,365,734	5,188,246	3.4%
Average daily census	3,048.1	2,994.0	1.8%	14,700.6	14,175.5	3.7%
Occupancy-licensed beds	53.9%	53.8%	0.2%	73.6%	74.0%	-0.5%
Admissions	246,160	245,234	0.4%	402,088	370,484	8.5%
Length of stay	4.5	4.5	1.1%	13.3	14.0	-4.7%

Inpatient revenue	$13,469,269	$12,406,567	8.6%	$6,294,046	$5,764,370	9.2%
Outpatient revenue	6,828,307	6,134,615	11.3%	744,510	646,177	15.2%
Total patient revenue	20,297,576	18,541,182	9.5%	7,038,556	6,410,547	9.8%
Other revenue	128,462	99,233	29.5%	136,454	143,061	-4.6%
Gross hospital revenue	20,426,038	18,640,415	9.6%	7,175,010	6,553,608	9.5%

Total deductions	15,833,936	14,543,716	8.9%	3,395,773	3,002,097	13.1%

Net hospital revenue before provision for doubtful accounts	$4,592,102	$4,096,699	12.1%	$3,779,237	$3,551,511	6.4%

Provision for doubtful accounts	$1,015,733	$635,283	59.9%	$111,270	$91,370	21.8%

Net hospital revenue	3,576,369	3,461,416	3.3%	3,667,967	3,460,141	6.0%

SAME FACILITY:
	ACUTE (1)			BEHAVIORAL HEALTH (2)
	12/31/13	12/31/12	% change	12/31/13	12/31/12	% change

Hospitals owned and leased	24	24	0.0%	174	174	0.0%
Average licensed beds	5,617	5,563	1.0%	18,881	18,759	0.7%
Patient days	1,111,097	1,095,804	1.4%	5,122,082	5,088,608	0.7%
Average daily census	3,044.1	2,994.0	1.7%	14,033.1	13,903.3	0.9%
Occupancy-licensed beds	54.2%	53.8%	0.7%	74.3%	74.1%	0.3%
Admissions	245,714	245,234	0.2%	382,484	370,619	3.2%
Length of stay	4.5	4.5	1.2%	13.4	13.7	-2.5%

(1)	Auburn and Temecula is excluded in both current and prior years. Hospital count previously reflected number of licenses we have revised to reflect number of hospitals.
(2)	San Juan Capestrano, Keys of Carolina, Garfield Park and Auston Oaks are excluded in both current and prior years. Community BH is excluded in both current and prior years from June 1st through December 31st. Bristol Youth Academy is excluded in both current and prior years from July 1st through December 31st. Jefferson Trail, Manatee Palms Group Homes and The Peaks are excluded in both current and prior years. Brooke Glen is included in both current and prior years from March 1st through December 31st. John Costigan Ctr. is excluded in both current and prior years from June 1st through current date. Gulf Coast Treatment and Okaloosa Youth Academy is excluded in both current and prior years from July 1st through December 31st.